UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

CHINA DIGITAL COMMUNICATION GROUP
(Name of Registrant As Specified In Charter)
______________________________

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CHINA DIGITAL COMMUNICATION GROUP
A-3 Xinglian Industrial Zone
He Hua Ling Pingxin Road, Xin Nan, Ping Hu Town
Longgang, Shenzhen China

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on June 5, 2009 (the “Record Date”), of shares of the common stock with voting power of China Digital Communication Group., a Nevada corporation (the “Company”), that our Board of Directors and a majority shareholder of approximately 50.39% of our capital stock  with voting power as of the Record Date have giving written consent as of April 30, 2009, to approve the following:

To effectuate a 10 to 1 reverse stock split (pro-rata decrease) (the “Reverse Split”) of our issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”).

These actions were approved on April 30, 2009, by our Board of Directors and a shareholder who holds a majority of our issued and outstanding voting securities.  We anticipate an effective date of June 5, 2009, or as soon thereafter as practicable in accordance applicable law, including the Nevada General Corporation Law (“NGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the NGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about May 15, 2009.

Please feel free to call us at (917) 573-0302 should you have any questions on the enclosed Information Statement.

Date: May 15, 2009	For the Board of Directors of CHINA DIGITAL COMMUNICATION GROUP

	By:	/s/ Fushun Li
Fushun Li
Chief Executive Officer and Directors

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

CHINA DIGITAL COMMUNICATION GROUP
A-3 Xinglian Industrial Zone
He Hua Ling Pingxin Road, Xin Nan, Ping Hu Town
Longgang, Shenzhen China

INFORMATION STATEMENT
(Definitive)

May 15, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of China Digital Communication Group, a Nevada Corporation (the “Company”), to notify such Stockholders that on or about April 30, 2009, the Company received written consents in lieu of a meeting of stockholders from 5 holders of 54,160,299 voting shares representing approximately 50.39% of the total voting stock of the Company to effectuate a 10 to 1 reverse stock split (pro-rata decrease) (the “Reverse Split”) of our Common Stock. Accordingly, your consent is not required and is not being solicited in connection with the approval.

On April 30, 2009 the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the acquisition of additional businesses in the Company’s industry which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given that such acquisitions will be achieved.

Accordingly, it was the Board’s opinion that the restructuring transaction described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on April 30, 2009 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on April 30, 2009.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a 10 to 1 reverse stock split. Under this Reverse Split, each ten (10) shares of our Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share. The effective date of the reverse stock split will be June 5, 2009.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TEN-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. If the company declares a 10 to 1 reverse stock split, after the reverse split the company will have 1/10 as many shares outstanding, or 1,000,000 shares outstanding. The stock will have a market price of $0.10. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 1,000 shares at $.10 after the split. In either case, his stock will be worth $100. He is no better off before or after. The company, however, hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company’s stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, shares will be issued to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than ..50 and the fractional share will be cancelled.

The principal effect of the Reverse Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 54,460,626 shares as of April 30, 2008 to approximately 5,446,062 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
140,000,000	54,460,626	85,539,374

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
140,000,000	5,446,062	134,553,938

The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 10). While we expect that the Reverse Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Reverse Split will become effective on June 5, 2009, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

The Company will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of fractional share interests. We refer to such person as the “exchange agent.” Holders of pre-Reverse Split shares are asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the NGCL in connection with the reverse stock split.

FRACTIONAL SHARES

We will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. Instead, an additional share shall be issued to all holders of a fractional share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

•
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 10 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•	Stockholders of record of the Common Stock as of June 5, 2009 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 10 pre-split shares outstanding.
•
As a result of the reduction of the Common Stock the pre-split total of issued and outstanding shares of 54,460,626 shall be consolidated to a total of approximately 5,446,062 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

•	The Company’s authorized number of common stock shall remain at 140,000,000 shares of the Common Stock.
•	The par value of the Company’s common stock will not change.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 5, 2009, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Split will not become effective until at least 20 calendar days after the mailing of this Information Statement. This Information Statement is being mailed on or about May 15, 2009 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date, the Company had 140,000,000 authorized shares of common stock, of which 54,460,626 were issued and outstanding.  In addition, we have 7,575,757 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) outstanding.  The Preferred Stock votes together as a single class with the Common Stock on all matters subject to stockholder approval and has voting power equal to seven (7) votes.  Collectively, the Common Stock and Preferred Stock shall be considered the “Voting Shares.”  The following chart shows the voting power for each class of stockholders as of April 30, 2009:

	Number of Shares Outstanding	Number of Votes per Class
Common Stock	54,460,626	54,460,626
Preferred Stock (7:1 Voting Rights)	7,575,757	53,030,299
Total		107,490,925

The consenting stockholders, who consist of 5 current stockholders of the Company, are collectively the record and beneficial owners of 54,160,299 voting shares, which represents approximately 50.39% of the issued and outstanding shares of the Company’s outstanding common stock and preferred stock that are entitled to vote.  The consenting stockholders voted in favor of the actions described by written consent, dated April 30, 2009. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders and each share of Preferred Stock entitles the holder to seven (7) votes as discussed above.

The NGCL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NGCL, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 107,490,925 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting stockholders are the record and beneficial owners of a total of 2,880,000 shares of Common Stock and 7,325,757 shares of Preferred Stock, which represent approximately 50.39% of the total number of voting shares. The consenting stockholders voted in favor of the actions described herein in a written consent, dated April 30, 2009. No consideration was paid for the consent. The consenting stockholders’ name, affiliations with the Company and beneficial holdings are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Jin Meibin	None	17,500,000	16.28%
Ruxiang Pan	None	15,909,089	14.80%
Huoqing Yang	None	17,871,210	16.63%
Liming Zhang	None	1,080,000	1.00%
United Private Equity Limited	None	1,800,000	1.67%
Total		54,160,299	50.39%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following Table sets forth the securities ownership information as of April 30, 2009, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the action described herein, and (iv) all directors, and executive officers of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Name and Address of Beneficial Owner	Title of Class, Amount, Nature and Percentage of Beneficial Ownership(1)				Percent of Combined Voting Power of All Classes (4)
	Common Stock(2)		Series A Convertible Preferred Stock (3)
	No. of Shares	Percent of Class	No. of Shares	Percent Of Class
Jn Meibin (5)	0	0	2,500,000	33%	16.28%
Ruxiang Pan (5)	0	0	2,272,727	30%	14.80%
Huoqiang Yang (5)	0	0	2,553,030	33.7%	16.63%
Liming Zhang (5)	1,080,000	1.98%	0	0	1.00%
United Private Equity Limited (5)(6)	1,800,000	3.31%	0	0	1.67%
Zhongnan Xu (7)	0	0	0	0	0
Fushun Li (5) (7)	0	0	0	0	0
Jiangcheng Wu (5) (8)	0	0	0	0	0
All executive officers and directors, as a group (2 persons)	0	0	0	0	0
All voting shareholders as a group (5 persons)	2,880,000	5.29%	7,325,757	96.7%	50.39%

(1)
Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.

(2)
Applicable percentage of ownership is based on 54,460,626 shares of Common Stock outstanding as of April 30, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Shares of Common Stock subject to securities exercisable for or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Applicable percentage ownership is based on 7,575,757 shares of Preferred Stock outstanding as of April 30, 2009.

(4)
Applicable percentage of combined voting power is based on (i) 54,460,626 shares of Common Stock, and (ii) 7,575,757 shares of Series A Convertible Preferred Stock, which votes together as a single class with the Common Stock on all matters subject to stockholder approval and has voting power equal to seven (7) votes of Common Stock.

(5)	The address is c/o China Digital Communication Group, A-3. Xinglian Industrial Zone., He Hua Ling Pingxin Road. Xin Nan. Ping Hu Town., Longgang. Shenzhen, China

(6)	Yibo Sun is the CEO of United Private Equity Limited and therefore has voting and dispositive control over securities held by United Private Equity Limited.

(7)	Mr. Xu resigned as our Chief Executive Officer and Chairman of the Board of Directors on May 5, 2009, and Mr. Li was appointed as our CEO and Director effective May 5, 2009.

(8)	Ms. Wu is our Chief Financial Officer.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 5, 2009.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 5, 2009, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about May 15, 2009 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: May 15, 2009	For the Board of Directors of CHINA DIGITAL COMMUNICATION GROUP

	By:	/s/ Fushun Li
Fushun Li
Chief Executive Officer and Directors